Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2017 with respect to the consolidated financial statements of Advanced Inhalation Therapies (AIT) Ltd. included in the Registration Statement Form S-1 and related prospectus of AIT Therapeutics Inc. dated February 27, 2017.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
February 27, 2017	A Member of Ernst & Young Global